Exhibit 99.2

SCAN TO VIEW MATERIALS & VOTE
VITAL ENERGY, INC. 521 E. 2ND STREET, SUITE 1000 TULSA, OK 74120

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 10:59 p.m. Central Time on December 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/VTLE2025SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on December 11, 2025. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V79948-TBD KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VITAL ENERGY, INC.

The Board of Directors recommends you vote FOR proposals 1 and 2:				For	Against	Abstain

				☐	☐	☐

1.a proposal to adopt that certain Agreement and Plan of Merger, dated August 24, 2025, by and among Crescent Energy Company (“Crescent”), Venus Merger Sub I Inc., Venus Merger Sub II LLC and Vital (the “Merger Agreement”), as may be amended, modified or supplemented from time to time, whereby, upon the terms and subject to the conditions set forth therein, Vital will be acquired by Crescent pursuant to a series of mergers (the “Mergers,” and such proposal, the “Vital Merger Proposal”).

				☐	☐	☐

2.a proposal to approve, on a non-binding, advisory basis, certain compensation that may be paid or become payable to Vital’s named executive officers that is based on or otherwise relates to the Mergers (the “Vital Advisory Compensation Proposal”).

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

V79949-TBD

VITAL ENERGY, INC.
Special Meeting of Stockholders
DECEMBER 12, 2025 10:00 AM CST
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Mark Denny and Wendy Brooks as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Vital Energy, Inc. held of record by the undersigned on October 22, 2025 at the Special Meeting of Stockholders to be held at www.virtualshareholdermeeting.com/VTLE2025SM on December 12, 2025 or any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR PROPOSALS 1 AND 2 IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES.
The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders, and the 2025 Annual Report to Stockholders.

Continued and to be signed on reverse side